UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	June 1, 2006
CINCINNATI FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
Ohio	0-4604	31-0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6200 S. Gilmore Road, Fairfield, Ohio		45014-5141
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(513) 870-2000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01. Regulation FD Disclosure

On June 1, 2006, Cincinnati Financial Corporation issued the attached news release “The Cincinnati Insurance Companies Name New Manager of Headquarters Claims Operations.” The news release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Cincinnati Financial Corporation’s senior officers will be meeting with investors and analysts on June 7 and June 8 and presenting at an industry conference on June 8. These discussions will focus on the company’s strategy and outlook.

In advance of those meetings and based on available information regarding interim financial results, we are reaffirming our 2006 full-year guidance, as previously disclosed on May 3, 2006, as follows:

•

2006 property casualty written premiums expected to be flat to up slightly, with modest growth in commercial lines written premiums offsetting anticipated decline in personal lines written premiums.

•

2006 GAAP combined ratio expected to be 92 percent to 94 percent, assuming full-year catastrophe losses contribute approximately 4.0 to 4.5 percentage points. As previously announced, April catastrophe losses were estimated at $55 million. The company expects May catastrophe losses to be less than $1 million.

•

2006 pretax investment income growth expected to be at the upper end of the 6.5 percent to 7.0 percent range.

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2005 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 21. Although we often review or update our forward-looking statements when events warrant, we caution our readers that we undertake no obligation to do so.

Factors that could cause or contribute to such differences include, but are not limited to:

•

Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

•

Ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased and financial strength of reinsurers

•

Increased frequency and/or severity of claims

•

Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

o

Downgrade of the company’s financial strength ratings,

o

Concerns that doing business with the company is too difficult or

o

Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

•

Increased competition that could result in a significant reduction in the company’s premium growth rate

•

Underwriting and pricing methods adopted by competitors that could allow them to identify and flexibly price risks, which could decrease our competitive advantages

•

Insurance regulatory actions, legislation or court decisions or legal actions that increase expenses or place us at a disadvantage in the marketplace

•

Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements

•

Inaccurate estimates or assumptions used for critical accounting estimates, including loss reserves

•

Events that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•

Recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products

•

Sustained decline in overall stock market values negatively affecting the company’s equity portfolio; in particular a sustained decline in the market value of Fifth Third shares, a significant equity holding

•

Events that lead to a significant decline in the value of a particular security and impairment of the asset

•

Prolonged medium- and long-term low interest rate environment or other factors that limit the company’s ability to generate growth in investment income

•

Adverse outcomes from litigation or administrative proceedings

•

Effect on the insurance industry as a whole, and thus on the company’s business, of the actions undertaken by the Attorney General of the State of New York and other regulators against participants in the insurance industry, as well as any increased regulatory oversight that might result

•

Investment activities or market value fluctuations that trigger restrictions applicable to the parent company under the Investment Company Act of 1940

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

This report should not be deemed an admission as to the materiality of any information contained herein or in attached exhibits. The information furnished in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 – News release dated June 1, 2006, titled “The Cincinnati Insurance Companies Name New Manager of Headquarters Claims Operations.”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

Date June 6, 2006

/S/ Kenneth W. Stecher

Kenneth W. Stecher

Chief Financial Officer, Executive Vice President, Secretary and Treasurer

(Principal Accounting Officer)